Exhibit 10.2

THIRTEENTH AMENDMENT TO THE
STERLING CHEMICALS, INC.
AMENDED AND RESTATED
SALARIED EMPLOYEES’ PENSION PLAN

WITNESSETH:

     WHEREAS, Sterling Chemicals, Inc. (the “Employer”) presently maintains the Sterling Chemicals, Inc. Amended and Restated Salaried Employees’ Pension Plan, effective as of May 1, 1996 (the “Plan”); and

     WHEREAS, the Employer, pursuant to Section 15.1 of the Plan, has the right to amend the Plan from time to time subject to certain limitations.

     NOW, THEREFORE, the Plan is hereby amended in the following manner:

     Effective as of the date of the execution hereof, Section 2.1 of the Plan is hereby amended to add the following paragraph to read as follows:

     Notwithstanding anything in the Plan to the contrary, no employees hired by an Employer on or after June 1, 2004 shall participate in the Plan. Additionally, notwithstanding anything in the Plan to the contrary, other than to the extent that it would violate the break-in-service rules under Section 410(a)(5) of the Code or Section 202(b) of ERISA, no employees rehired by an Employer on or after June 1, 2004 shall participate or accrue a benefit in the Plan with respect to service performed on or after June 1, 2004.

     IN WITNESS WHEREOF, the Employer has executed this Thirteenth Amendment to the Sterling Chemicals, Inc. Amended and Restated Salaried Employees’ Pension Plan on the    day of    , 2004.

STERLING CHEMICALS, INC.

By:

Name:

Title: